UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2007

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

000-32593	73-1599600
(Commission File Number)	(IRS Employer Identification Number)

112 E. Oak Street, Suite 200, Palestine, Texas 75801

(Address of Principal Executive Offices)

(903) 723-0395

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR   240.14-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On October 31, 2007, Wentworth Energy, Inc. (the “Company”) entered into several agreements with investors (the “Investors” or “holders”) in a transaction providing for, among other things, the issuance of $48,776,572 in Amended and Restated Senior Secured Convertible Notes and the issuance of $5,000,000 in a New Senior Secured Convertible Note. The agreements include, without limitation, the Amendment Agreements, the Amended and Restated Senior Secured Convertible Notes, a New Senior Secured Convertible Note, the Amended and Restated Series A Warrants, the Amended and Restated Series B Warrants, a New Series B Warrant, a New Series A Warrant, the Other New Series A Warrants, an Amended and Restated Registration Rights Agreement, an Amended and Restated Security Agreement, an Amended and Restated Pledge Agreement, an Amended and Restated Barnico Guaranty and four Amended and Restated Deeds of Trust, each dated October 31, 2007.

The Company entered into these agreements due to certain disputes between the Company and the Investors relating to, among other things, the failure or inability of the Company to register the Common Stock underlying the senior secured convertible notes (the “Original Notes”) and related warrants (the “Original Warrants”) issued pursuant to the Securities Purchase Agreement between the Company and the Investors dated as of July 24, 2006 (the “Original Securities Purchase Agreement”) (as originally disclosed on the Company’s Current Report on Form 8-K filed July 27, 2006).  In connection with these disputes, some of the Investors had delivered event of default redemption notices to the Company, and the collateral agent, as mortgagee, posted foreclosure notices (as disclosed on the Company’s Current Report on Form 8-K filed August 16, 2007).  The collateral agent and the lead noteholder subsequently entered into certain temporary forbearance agreements, thereafter joined in by other Investors, pursuant to which the collateral agent and those Investors agreed to forbear temporarily from foreclosing under the Deeds of Trust and exercising their remedies under one or more of the other collateral documents (as originally disclosed on the Company’s Current Report on Form 8-K filed September 4, 2007).

The agreements among the Company and the Investors discussed herein and attached as exhibits to this Current Report on Form 8-K waive all existing defaults (other than defaults occurring upon or continuing after the date of such agreements) and moot all existing event of default redemption notices, as well as provide for an additional $5,000,000 New Senior Secured Convertible Note to be issued to one of the Investors in exchange for new funds provided to the Company.

On October 31, 2007, the Company also entered into several agreements with YA Global Investments, L.P. (formerly known as Cornell Capital Partners, L.P.) (“Cornell”) in a transaction providing for, among other things, the issuance of $1,418,573 in Amended and Restated Secured Convertible Debentures.  The agreements with Cornell include, without limitation, an Amendment and Exchange Agreement, two Amended and Restated Secured Convertible Debentures (the “Debentures”) and three Amended and Restated Warrants to purchase Common Stock (the “Cornell Warrants”), each dated October 31, 2007.  The Company and Cornell entered into these agreements to (i) waive all existing defaults, including, without limitation, defaults relating to the failure or inability of the Company to register the Common Stock underlying the existing secured convertible debentures and warrants issued pursuant to a Securities Purchase Agreement dated January 12, 2006 (the “Cornell Securities Purchase Agreement”) and (ii) amend and restate Cornell’s existing secured convertible debentures and warrants for the Debentures and Cornell Warrants.

The following general summary of the effect of the agreements identified above is not complete, and is qualified in its entirety by reference to the full text of those agreements and other related agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with these transactions.

Amendment Agreements

Separate Amendment Agreements were entered into with each of the six Investors.  The Amendment Agreements provide for, among other things:

•                  The amendment of the Original Securities Purchase Agreement to provide for, among other things:

•                  the amendment and restatement of the Original Notes issued under the Original Securities Purchase Agreement;

•                  the amendment and restatement of the Original Warrants, issued under the Original Securities Purchase Agreement;

•                  the Company’s issuance to the Investors of Other New Series A Warrants;

•                  the Company’s issuance to one of the Investors of a New Senior Secured Convertible Note and a New Series A Warrant and a New Series B Warrant;

•                  the amendment of certain defined terms and provisions to conform to the transactions contemplated by the Amendment Agreements and to update the representations and warranties made in the Original Securities Purchase Agreement, with appropriate amendments and qualifications;

•                  the termination of the Escrow Agreement dated September 8, 2006 between the Company and the collateral agent;

•                  the acknowledgement and agreement of the Investors to the dissolution of Wentworth Oil and Gas, Inc. (“Wentworth Oil”), a wholly-owned subsidiary of the Company, and to the release of Wentworth Oil from any past and future obligations and liabilities pursuant to the transaction documents to which it was a party; and

•                  the execution of an Amended and Restated Registration Rights Agreement, an Amended and Restated Pledge Agreement, an Amended and Restated Security Agreement, an Amended and Restated Barnico Guaranty, and four Amended and Restated Deeds of Trust;

•                  the waiver of (i) any and all breaches, defaults, events of default and equity conditions failures by the Company, Wentworth Oil  or Barnico Drilling, Inc., a wholly owned subsidiary of the Company (“Barnico”), arising under the Original Securities Purchase Agreement or any other existing transaction document prior to the date thereof (other than breaches, defaults, events of default and equity conditions failures occurring or continuing after the date of such agreements); and (ii) any fees, charges and penalties arising under the Original Securities Purchase Agreement or any other existing transaction document prior to the date thereof in connection with any such breaches, defaults, events of default or equity condition failures; and

•                  the withdrawal of any and all existing event of default redemption notices given to the Company in connection with the Original Notes.

Senior Secured Convertible Notes

                The Amended and Restated Senior Secured Convertible Notes have an aggregate principal amount of $48,776,572 and the New Senior Secured Convertible Note has an aggregate principal amount of $5,000,000.  The Amended and Restated Senior Secured Convertible Notes and the New Senior Secured Convertible Note are hereinafter referred to collectively as the Notes. The Notes are convertible into shares of the Company’s common stock at an initial conversion price of $0.65 per share, subject to anti-dilution adjustments.  The principal amount of the Amended and Restated Senior Secured Convertible Notes includes the aggregate principal amount of $32,350,000 of the Original Notes, as well as interest and penalties that accrued under the Original Notes.  The Notes have a maturity date of October 31, 2010, subject to the right of the holders to extend the date (i) if an event of default has occurred and is continuing on the maturity date, (ii) in the event of a change in control of the Company, through the date that is ten (10) business days after the change in control if the change in control is announced prior to the maturity date or (iii) if the holder in its discretion chooses to extend the maturity date to a date that is not later than October 31, 2012.  The Company’s obligations under the Notes are secured by a security interest in substantially all of the assets of the Company and its wholly-owned subsidiary, Barnico Drilling, Inc. (“Barnico”).

Repayment of Principal

                The principal amount, accrued and unpaid interest and any unpaid late charges of the Notes is to be repaid on October 31, 2010, unless extended by the holder.

Conversion

                The Notes are convertible at the option of the holders into shares of the Company’s common stock at an initial conversion price of $0.65 per share, subject to anti-dilution adjustments.  The anti-dilution adjustments include a “full ratchet” adjustment which reduces the conversion price to the lowest price paid for any newly issued or sold shares of common stock, except for the issuance of certain excluded securities.  The grant of options, warrants or convertible securities is considered the issuance of common stock and the conversion or exercise price for convertible securities, options or warrants is considered the price paid for issued shares.  In the event the Company issues shares at a price lower than the initial conversion price, the holders of the Notes will be able to convert their Notes at a lower price and existing stockholders would suffer dilution.

Payment of Interest

                The Notes bear an interest rate of 9.15% per annum, subject to increase upon an event of default to 15% per annum if a default is not cured.  Interest on the Notes commences on April 1, 2008 and is payable quarterly and may, at the Company’s option if the “Equity Conditions” described below are satisfied, be paid by the issuance of the Company’s common stock.  Any shares of common stock used to pay interest will be valued at the lower of (1) the then applicable conversion price of the Notes and (2) 82.5% of the arithmetic average of the weighted average price of the common stock for the five trading days preceding the interest payment date.

The Equity Conditions which must be satisfied include (1) on each day during the period commencing six months prior to the date of determination (but not prior to October 31, 2007) and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), (x) any registration statement required to be filed during the Equity Conditions Measuring Period by the Amended and Restated Registration Rights Agreement has been filed and any Registration Statement required to be effective during the Equity Conditions Measuring Period has been effective and available for the resale of the securities covered thereby and there have been no grace periods or (y) all such securities are eligible for sale without restriction or the need for registration, (2) the Company’s common stock has been designated for quotation on the OTC Bulletin Board or any other eligible market on each day during the Equity Conditions Measuring Period and shall not have been suspended (other than suspensions of not more than five days provided no suspensions have occurred for 30 days immediately prior to the applicable date of determination) or be subject to a threat of delisting or suspension, (3) during the Equity Conditions Measuring Period the Company has timely delivered all shares of the Company’s stock upon conversion of the Notes and upon exercise of the Warrants, (4) the shares of the Company’s common stock to be issued may be issued without causing a holder’s beneficial ownership of the common stock to exceed 4.99% of the Company’s outstanding common stock and without violating the rules of the OTC Bulletin Board or any other eligible market, (5) the Company shall have not failed to timely make any payment required to be made under the Notes, Warrants, or related agreements within five business days after the date such payment is due, (6) during the Equity Conditions Measuring Period, there shall not have occurred an event of default, an event that with the passage of time or giving of notice would constitute an event of default, or a public announcement of a fundamental transaction involving the Company, (7) the Company shall have no knowledge of any fact that would cause the registration statement required pursuant to the Amended and Restated Registration Rights Agreement not to be effective and available for the sale of the securities covered thereby or any shares of common stock issuable upon conversion of the Notes or exercise of the Warrants not to be eligible for resale pursuant to Commission Rule 144(k), and (8) the Company shall have been in material compliance with and shall not have materially breached any provision or representation or warranty in the Notes, Warrants, and related agreements.

Buy-in

If the Company fails to issue a certificate to a holder or credit a holder’s balance account with DTC, as applicable, for the number of shares of Common Stock to which the holder is entitled upon conversion, and if after the third trading day the holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the holder of Common Stock it anticipated receiving from the Company upon such conversion, then the Company must, within three business days after the holder’s written request and in the holder’s discretion, either (A) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock purchased (the “Buy-in Price”), at which point the Company’s obligation to issue and deliver such certificate or to credit the holder’s balance account with DTC for the number of shares of Common Stock to which the holder is entitled upon conversion will terminate, or (B) promptly honor its obligation to deliver to the holder a certificate or certificates representing such Common Stock and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of shares of Common Stock, times (2) the closing bid price on the conversion date.

Redemption

The holders may require that the Company redeem a principal amount equal up to one-third of the original principal amount of the Notes plus accrued and unpaid interest and late charges, if any, by providing the Company with written notice (the “Holder Optional Redemption Notice”) within 15 days after October 31, 2008 or October 31, 2009.

The Company may require the holders to return a principal amount equal up to one-third of the original principal amount of the Notes if the Equity Conditions described above are satisfied, by providing the holders with written notice within 15 days after October 31, 2008 or October 31, 2009.  Upon receipt of a redemption notice by the holders, the Company may require the holders to return the full principal amount of the Notes if no event of default has occurred and is continuing, by providing the holders with written notice within 15 days after the date on which the holders deliver the Holder Optional Redemption Notice.

Participation Rights

The holders of the Notes are entitled to receive any dividends paid or distributions made to the holders of the Company’s common stock on an as-if-converted basis.

Covenants

The Notes contain a variety of covenants by the Company which are typical for transactions of this type as well as the following covenants:

•                  the obligation to reserve out of the Company’s authorized and unissued common stock a number of shares equal to 130% of the number of shares of common stock issuable upon conversion of the Notes;

•                  the obligation not to and not to permit the Company’s subsidiaries to, incur other indebtedness, except for certain permitted indebtedness;

•                  the obligation not to, and not to permit the Company’s subsidiaries to, incur or permit to exist liens, except for certain permitted liens;

•                  the obligation not to, and not to permit any of the Company’s subsidiaries to, redeem, repay or make any payments in respect of, any permitted indebtedness if at the time of such payment an event constituting, or that with the passage of time and without being cured would constitute, an event of default;

•                  the obligation not to redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior written consent of the required holders, provided that the Company shall be entitled to make a distribution of 200,000 shares in Redrock Energy, Inc. (“Redrock”) without required holder consent;

•                  the obligation not to and not to permit the Company’s subsidiaries to, make or agree to make any capital expenditures not in the ordinary course of its business (including any capital expenditure in connection with (i) the drilling of any well-site, (ii) the purchase or lease of any real property or (iii) the purchase or lease of any asset with a fair market value in excess of $50,000) without the prior written consent of the required holders; and

•                  the obligation to use proceeds from the sale of the Notes in the manner set forth in the schedules to the Securities Purchase Agreement.

Events of Default

The Notes contain a variety of events of default which are typical for transactions of this type, as well as the following events of default:

•                  the failure of a registration statement required by the Amended and Restated Registration Rights Agreement to be declared effective by the SEC within 70 days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 15 consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement);

•                  the suspension from trading or failure of the stock to be listed for trading for more than five consecutive trading days or more than an aggregate of 10 trading days in any 365-day period;

•                  the failure to issue shares upon conversion of the Notes for more than 10 business days after the relevant conversion date or notice to any holder of the Notes of the Company’s intent not to comply with a conversion request pursuant to the Notes;

•                  the failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the Notes;

•                  the failure to pay to any holder of the Notes any amount of principal, redemption price, interest, late charges or other amounts when due under the Notes except that the Company shall have a five day grace period to pay any interest, late charges or other amounts under the Notes;

•                  any default under, redemption or acceleration prior to maturity of any of the Company’s or its subsidiaries’ indebtedness which exceeds $250,000;

•                  a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company which are not discharged or stayed pending appeal within sixty (60) days after their entry;

•                  a final judgment or judgments for payment of money in excess of $250,000 are rendered against the Company or its subsidiaries which are not bonded, discharged or stayed pending appeal within 60 days of their entry; provided, however any judgment covered by insurance or an indemnity for which the Company will receive proceeds within 20 days is not included in calculating the $250,000;

•                  the breach or failure to comply with certain affirmative or negative covenants in the Notes, other than a breach of or failure to comply with the covenant not to permit liens, in the case of liens for an amount less than $20,000 on property or assets of the Company where the lien is removed within 30 days; and

•                  the SEC commences a formal investigation or enforcement action against the Company or any of its current officers or directors.

After the occurrence of an event of default, the holders of the Notes have the right to require the Company to redeem the Notes at a price of up to 200% of the principal amount of the Notes being redeemed, depending upon the nature of the event of default.  The Company is only required to redeem the Company’s Notes for up to 200% of their principal amount if the event of default is the commencement of an SEC formal investigation or enforcement action against the Company or any of its current officers or directors, or enters a consent or other order against the Company or any of its current officers or directors.  In the event the Company does not timely pay the redemption price, then the holder may cancel the redemption and the conversion price will reset to the lesser of (i) the conversion price in effect on the date the redemption is cancelled and (ii) the lowest closing bid price of the Company’s Common Stock during the period beginning on the date of the redemption notice and ending on the date the redemption is cancelled.

Fundamental Transactions

The Company may not enter into or be party to any “fundamental transaction” (as defined in the Notes) unless the successor entity assumes in writing all of the Company’s obligations under the Notes.  A fundamental transaction occurs if the Company (i) consolidates or merges with or into another entity, (ii) sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of the Company’s assets, (iii) allows another entity (other than the holders) to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of the Company’s common stock, (iv) consummates a stock purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of voting stock or (v) reorganizes, recapitalizes or reclassifies the Company’s common stock, or if any “person” or “group” (as those terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner,” directly or indirectly, of 50% of the aggregate voting stock, provided that a full mandatory redemption by the Company as described above will not be deemed a fundamental transaction.  In addition, in the event of a “change of control” (as defined in the Notes) the holders of the Notes have the right to require the redemption of the Notes for a price of 120% or more of the principal amount of the Notes being redeemed.

Warrants

The Amended and Restated Series A Warrants, the Amended and Restated Series B Warrants, the New Series A Warrants, the New Series B Warrants and the Other New Series A Warrants (collectively, the “Warrants”) entitle the holders thereof to purchase up to an aggregate of 86,471,078 shares of the Company’s Common Stock for a period of seven years.  The Amended and Restated Series A Warrants, the New Series A Warrant and the Other New Series A Warrants cover 68,545,554 shares of Common Stock and have an initial exercise price of $0.001 per share.  The Amended and Restated Series B Warrants and the New Series B Warrant cover 17,925,524 shares of Common Stock and have an initial exercise price of $0.65 per share.

The Amended and Restated Series A Warrants and the Amended and Restated Series B Warrants entitle the holders to purchase up to an aggregate of 65,035,429 shares of Common Stock, which amount includes the 62,389,287 shares of Common Stock the holders were entitled to purchase under the Original Warrants, plus any interest that had accrued under the Original Warrants.  The Other New Series A Warrants entitle the holders to purchase up to an aggregate of 3,746,426 shares of

Common Stock and were issued in exchange for terminating the escrow arrangements and the release to the Company of any proceeds required to be deposited therein under the Original Securities Purchase Agreement.  The New Series A Warrant and the New Series B Warrant were issued to one of the Investors in connection with such Investor’s purchase of the New Senior Secured Convertible Note.

                The exercise prices of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to anti-dilution adjustments.  The anti-dilution adjustments include a “full ratchet” adjustment which reduces the exercise price in the event that the Company issues any common stock, or the Company is obligated to issue common stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities.  Upon such issuances, the exercise price is reduced to the price per share of stock issued or the lowest exercise price per share of stock underlying such options or convertible securities.  The exercise price of the Warrants is also adjusted downward if the price payable upon the issue, conversion, exercise or exchange of any options or other convertible securities, or the rate at which any other convertible securities is convertible, is adjusted in a manner that would have a dilutive effect on the shares underlying the Warrants.  In the event the exercise price of the Warrants is lowered, the number of shares issuable upon exercise of the Warrants will be increased to an amount equal to the number of shares issuable prior to the anti-dilution adjustment multiplied by the exercise price of the Warrants prior to adjustment and dividing the product thereof by the adjusted exercise price.

                If the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of common stock into a greater number of shares, the exercise price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares will be proportionately increased.  Similarly, if the Company combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of common stock into a smaller number of shares, the exercise price in effect immediately prior to such combination will be proportionately increased and the number of shares underlying the Warrants will be proportionately decreased.

                In addition, if any other event occurs of the type contemplated by the anti-dilution provisions described above (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the exercise price and the number of shares issuable upon exercise so as to protect the rights of the Warrant holder.

                Upon the occurrence of an event of default, the exercise price of the Warrants is reduced to the lower of (A) the exercise price then in effect and (B) the lesser of the (i) arithmetic average of the weighted average price of the Company’s common stock on each of the twenty (20) consecutive trading days ending on the trading day immediately prior to such given date, (ii) the arithmetic average of the weighted average price of the Company’s common stock on each of the first five consecutive trading days of that 20-day period, and (iii) the arithmetic average of the weighted average price of the Company’s common stock on each of the last five consecutive trading days of that 20-day period.

                In addition, the Warrants contain a “cashless exercise” provision providing that, if a registration statement covering the shares underlying the Warrants is not available for the resale of such shares, the Warrant holder may exercise the Warrants in whole or in part and, in lieu of making the cash payment of the exercise price, elect instead to receive the number of shares that could have been purchased with what would have been the net proceeds if the Warrant holder had exercised the Warrants with a cash payment of the exercise price and then immediately sold such shares at the then-current closing price.

In addition to any adjustments described above, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

If the Company declares or makes any dividend or other distribution of its assets to holders of shares of its Common Stock as of a record date, then: (a) the exercise price in effect immediately prior thereto shall be reduced to a price determined by multiplying such exercise price by a fraction of which (i) the numerator shall be the closing bid price of the shares of the Company’s Common Stock on the trading day immediately preceding such record date minus the value of any such dividend or distribution applicable to one share of the Company’s Common Stock and (ii) the denominator shall be the closing bid price of the Company’s Common Stock on the trading day immediately preceding such record date; and (b) the number of warrants shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on such record date multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the dividend or distribution is of shares of Common Stock of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the holder may elect to receive a warrant to purchase such other shares of Common Stock in lieu of an increase in the number of warrant shares.

The Company is prohibited from entering into a fundamental transaction (as defined in the Warrants), unless the successor entity assumes in writing all of the obligations of the Company under the Warrant and the other transaction documents pursuant to written agreements in form and substance satisfactory to the required holders.  In addition, in the event of a fundamental transaction, if the holder has not exercised the Warrant in full prior to consummation of the fundamental transaction, the holder shall have the right to require the successor entity to purchase the Warrant from the holder by paying to the holder simultaneously with the consummation of the fundamental transaction and in lieu of any substitute warrant, cash in an amount equal to the value of the remaining unexercised portion of the Warrant on the date of such consummation, which value shall be determined by use of the Black and Scholes Option Pricing Model (as calculated pursuant to the Warrant).

Amended and Restated Security Agreement

The Amended and Restated Security Agreement grants to the collateral agent for the benefit of the holders of the Notes a continuing security interest in and to substantially all of the personal property of the Company and Barnico. The Security Agreement contains representations and warranties and covenants which are typical for transactions of this type.

Amended and Restated Pledge Agreement

The Amended and Restated Pledge Agreement grants to the collateral agent a continuing security interest in and lien on all of the Company’s right, title and interest in and to all capital stock or other equity interests owned by the Company, other than 200,000 shares of Redrock. The Amended and Restated Pledge Agreement contains representations and warranties and covenants which are typical for transactions of this type.

Amended and Restated Barnico Guaranty

Pursuant to the Guaranty, Barnico has guaranteed, among other things, all of the Company’s obligations under the Securities Purchase Agreement, the Amended and Restated Notes and the other transaction documents contemplated thereby. The Amended and Restated Barnico Guaranty contains representations and warranties and covenants which are typical for transactions of this type.

Amended and Restated Registration Rights Agreement

The Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) covers the provides for the registration of all shares of Common Stock underlying the Notes, including any interest payable in shares of Common Stock under the Notes, and requires the Company to file an initial registration statement for the resale of a number of shares of Common Stock equal to 33.33% (or such greater or lesser percentage or amount as is permitted by the SEC) of the issued and outstanding Common Stock of the Company that is not beneficially owned by affiliates of the Company (the “Initial Registration Statement”).  The Initial Registration Statement must be declared effective by the SEC by April 30, 2008 (or within 80 days of October 31, 2007 if there is no review of the registration statement by the SEC), and must remain effective and available for use until the earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Rule 144(k) and the date all such securities have been sold pursuant to the registration statement.  A holder may request that the Company file an additional registration statement to register additional securities beginning on a date that is the later of (i) 6 months following the effective date of the Initial Registration Statement and (ii) ten days after substantially all of the securities registered under the Initial Registration Statement are sold.  Once all additional registrable securities have been registered on additional registration statements or all additional registrable securities not previously registered on an additional registration statement may be sold by the holders without restriction under Rule 144(k), the Company is no longer required to file any additional registration statements.

                If the Company fails to meet the deadline for the effectiveness of the registration statement or, subject to certain “grace periods” periods of up to 10 consecutive days (but no more than 25 days in any 365-day period), if the registration is unavailable after it becomes effective, the Company is required to pay liquidated damages of 1.0 percent of the product of the number of securities included in the registration statement and the greater of (i) the weighted average price of the Company’s common stock during the 20 trading days preceding the payment date and (ii) the conversion price of the Notes.  The liquidated damages payments are due on the date of such failure and on every 30th day thereafter until such failure is cured.  Any liquidated damages arising from failure of the Initial Registration Statement to be declared effective will begin accruing 140 days from the date of the issuance of the Notes.

                The Company was unable to comply with the Registration Rights Agreement dated July 25, 2006 (the “Original Registration Rights Agreement”), which required the Company to register all shares of Common Stock underlying the senior secured convertible notes (including any interest payable in shares of Common Stock) and related warrants issued in connection with the Original Securities Purchase Agreement in a single registration statement.  The Registration Rights Agreement has been amended to decrease the number of shares of Common Stock that must be registered with the SEC by (i) requiring that only the aggregate number of shares of Common Stock underlying the Notes (including any interest payable in shares of Common Stock) be registered, and (ii) requiring the Company to register only 33% (or such greater or lesser percentage or amount as is permitted by the SEC) of the issued and outstanding Common Stock of the Company that is not beneficially owned by affiliates of the Company on any single registration statement.

                The Registration Rights Agreement provides for customary indemnification for the Company and the Investors.

Cornell Amendment and Exchange Agreement

                The Amendment and Exchange Agreement with Cornell provides, among other things, for:

•                  the amendment and restatement of the Secured Convertible Debentures issued under the Cornell Securities Purchase Agreement;

•                  the amendment and restatement of the Warrants issued under the Cornell Securities Purchase Agreement;

•                  the termination of (i) the Security Agreement, dated January 12, 2006, by Wentworth Oil in favor of Cornell and (ii) the Investor Registration Rights Agreement, dated as of January 12, 2006, by and between the Company and Cornell, thereby eliminating the Company’s obligation to register the shares of Common Stock underlying the Debentures and Cornell Warrants;

•                  the amendment of the Cornell Securities Purchase Agreement and the Security Agreement dated as of July 12, 2006 (“Cornell Security Agreement”), by and between Cornell and the Company to, among other things, amend certain defined terms and provisions therein to conform to the transactions discussed above and to bring down certain of the representations and warranties made in the Cornell Securities Purchase Agreement, with appropriate amendments and qualifications; and

•                  Cornell to irrevocably waive: (i) any and all breaches, defaults or events of default by the Company arising under the Cornell Securities Purchase Agreement and certain other transaction documents prior to the date thereof, (ii) any fees, charges and penalties arising under the Cornell Securities Purchase Agreement and certain other transaction documents prior to the date thereof in connection with any such breaches, defaults or events of default, and (iii) any and all breaches, defaults or events of default by the Company arising under the Cornell Securities Purchase Agreement and certain of the transaction documents prior to or after the date thereof as a result of the debt, security and equity documents entered into in connection with the Investors’ Securities Purchase Agreement, the Amendment Agreements and the Notes.

Amended and Restated Secured Convertible Debenture

The Debentures have an aggregate principal amount of $1,418,573, a maturity date of January 11, 2009 and bear interest at a rate of 10% per annum commencing on October 31, 2007.  The Company’s obligations under the Debentures are secured by a security interest in substantially all of the Company’s personal assets pursuant to the Cornell Security Agreement; however, that security interest is subordinated to the security interest created under the Amended and Restated Security Agreement in favor of the Investors as described above.

Conversion

The Debentures are convertible at the option of Cornell into shares of the Company’s common stock at an initial conversion price per share equal to the lower of $0.65 (the “Fixed Conversion Price”) or eighty-five (85%) of the lowest volume weighted average daily closing prices of the Company’s common stock during the fifteen (15) trading days immediately preceding the conversion date, subject to anti-dilution adjustment (the “Market Conversion Price”).  The anti-dilution adjustments include a “full-ratchet” provision that is triggered if the Company issues or sells any shares of the Company’s common stock or common stock equivalents (such as options, warrants or convertible securities, but excluding certain specified securities) for a consideration per share less than the initial conversion price.  If the anti-dilution provisions are triggered, the conversion price for the Debentures will be reduced to an amount equal to the consideration per share of the new issuance or sale.

Notwithstanding the foregoing, under the terms of the Debentures, Cornell may only convert up to 4.9% of the Company’s then-issued and outstanding shares on any conversion date.  In addition, for the first six months following execution, Cornell may only convert at the Fixed Conversion Price.  Finally, Cornell may not, in any of the six separate thirty day periods beginning on the six month anniversary of the execution date thereof and ending on the twelfth month anniversary thereof, convert the convertible debentures at the Market Conversion Price in an amount in excess of the greater of (y) $150,000 or (z) ten percent (10%) of the total dollar volume of the Common Stock traded on the Nasdaq OTC Bulletin Board or any subsequent market according to Bloomberg, LP for the thirty day period immediately prior to the applicable period, provided that these restrictions shall not apply upon the occurrence of an Event of Default as defined in and pursuant to the convertible debentures or if waived in writing by the Company.

                In the event that on a conversion date (i) the number of authorized and unissued shares are insufficient to pay the principal and interest in common stock, (ii) the common stock is not listed or quoted for trading on the OTC Bulletin Board or on a subsequent market, (iii) the Company fails to timely satisfy a conversion or (iv) the issuance of common stock would result in a violation of the volume restrictions placed on conversion of the Debentures (as described above), then the Company must deliver within three trading days an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due thereon divided by the conversion price and multiplied by the highest closing price of the stock from the date of the conversion notice until the date the cash payment is made.

Buy-In

                If the Company fails to deliver to Cornell the common stock within five trading days after Cornell has opted to convert the Debentures, and if after the fifth trading day Cornell purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by Cornell of common stock it anticipated receiving upon such conversion then the Company must (A) pay in cash to Cornell (in addition to any remedies available to or elected by Cornell) the amount by which (x) Cornell’s total purchase price (including brokerage commissions, if any) for the common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that Cornell anticipated receiving from the conversion at issue multiplied by (2) the market price of the common stock at the time of the sale giving rise to such purchase obligation and (B) at the option of Cornell, either reissue a Debenture in the principal amount equal to the principal amount of the attempted conversion or deliver to Cornell the number of shares of common stock that would have been issued had the Company timely complied with the Company’s delivery requirements.

Redemption

                The Company may redeem the Debentures, in whole or in part, by providing Cornell with five trading days advance written notice.  The redemption amount will equal the principal amount, plus accrued interest, plus a redemption premium equal to the product of (a) the positive different, if any, between the lowest weighted average price of the common stock during the five trading days preceding the date of the redemption notice and the conversion price and (b) the quotient obtained from dividing the outstanding principal amount plus accrued interest by the conversion price on the date of the redemption notice.

Participation Rights

Cornell is not entitled to receive any dividends paid or distributions made to the holders of the Company’s common stock; however, the conversion price of the Debentures would be adjusted in the event of a dividend distribution, stock split or the issuance of any rights, options or warrants to all of the holders of the Company’s common stock.

Covenants

The Debentures contain several affirmative and negative covenants by the Company which are typical for transactions of this type, as well as the obligation to reserve out of the Company’s authorized and unissued common stock a number shares equal to the number of shares of common stock issuable upon conversion of the Debentures.  The affirmative and negative covenants generally do not apply until such time as the Notes are no longer outstanding.

Events of Default

The Debentures contain a variety of events of default which are typical for transactions of this type, as well as the following events:

•                  suspension from trading or failure of the stock to be listed for trading on the OTC Bulletin Board or subsequent market for more than five consecutive trading days;

•                  failure to make payment of the principal amount of, or interest on or other charges in respect to the Debentures when due and payable;

•                  failure to deliver shares of the Company’s common stock prior to the fifth trading day after a conversion date;

•                  failure to deliver the payment in cash pursuant to a Buy-In (as described above) within three days after notice is delivered;

•                  breach of any representation, warranty, covenant or other term or condition of any transaction document, except, in the case of a breach of a covenant or other term or condition of any transaction document which is curable, only if such breach continues for a period of at least ten consecutive business days;

•                  an event of default shall have occurred and be continuing under the Notes;

•                  the Company is party to any Change of Control Transaction (as described below);

•                  the Company or any of its subsidiaries commences a voluntary case, consents to the entry of an order for relief against it in an involuntary bankruptcy case, consents to the appointment of a receiver, trustee, assignee, liquidator or similar official, makes a general assignment for the benefit of its creditors or admits in writing that it is generally unable to pay its debts as they become due;

•                  a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief against the Company or any of its subsidiaries in an involuntary case, appoints a custodian of the Company or any of its subsidiaries for all or substantially all of its property or orders the liquidation of the Company or any of its subsidiaries and, in each case, such order or decree is not dismissed or stayed within thirty days of such entry; and

•                  the Company or any of its subsidiaries shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any of its subsidiaries in an amount exceeding $500,000 (other than the Notes), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

After the occurrence of an event of default, Cornell has the right to require the Company to redeem the full principal amount of the Debentures, together with interest and other amounts owing in respect thereof, immediately in payment of cash; provided however, that Cornell may request payment of such amounts in common stock.

Change of Control Transaction

The Company is not allowed to enter into any or be a party to any Change in Control Transaction.  A change in control transaction means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of the Company’s capital stock, by contract or otherwise) of in excess of fifty percent (50%) of the Company’s voting securities, (b) a replacement at one time or over time of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the Company’s assets or any subsidiary in one or a series of related transactions with or into another entity, or (d) the Company’s execution of an agreement to which the Company is a party or by which the Company is bound, providing for any of the events set forth above in (a), (b) or (c), provided that in no event shall any event or circumstance, transaction, agreement or arrangement of any kind entered into by the Company in connection with the Company’s exercise of its full mandatory redemption right under the Notes be considered a “Change of Control Transaction.”

Amended and Restated Warrants

The Company has issued to Cornell three Amended and Restated Warrants, which entitle Cornell to purchase up to an aggregate of 1,500,000 shares of the Company’s common stock until January 12, 2011, at initial exercise prices of $0.001 per shares.

The exercise price of the Cornell Warrants and the number of shares issuable upon exercise of the Cornell Warrants are subject to anti-dilution adjustments.  The anti-dilution adjustments include a “full ratchet” adjustment which reduces the exercise price in the event that the Company issues any common stock or common stock equivalents (such as options, warrants, or other convertible securities) in the future, except for the issuance of certain excluded securities.  Upon such issuances, the exercise price reduces to the price per share of stock issued or the lowest exercise price per share of stock underlying such options or convertible securities.  The exercise price of the Cornell Warrants is also adjusted downward if the price payable upon the issue, conversion, exercise or exchange of any options or other convertible securities, or the rate at which any other convertible securities is convertible, is adjusted in a manner that would have a dilutive effect on the shares underlying the Cornell Warrants.  In the event the exercise price of the Cornell Warrants is lowered, the number of shares issuable upon exercise of the Cornell Warrants will be increased to an amount equal to the number of shares issuable prior to the anti-dilutive adjustment multiplied by the exercise price of the Cornell Warrants prior to adjustment and dividing the product thereof by the adjusted exercise price.

                If the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of common stock into a greater number of shares, the exercise price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares will be proportionately increased and the number of shares underlying the Cornell Warrants will be proportionately decreased.  Similarly, if the Company combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of common stock into a smaller number of shares, the exercise price in effect immediately prior to such combination will be proportionately increased and the number of shares underlying the Cornell Warrants will be proportionately decreased.

                In addition, if any other event occurs of the type contemplated by the anti-dilution provisions described above (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the exercise price and the number of shares issuable upon exercise so as to protect the rights of the Cornell Warrant holder.

                If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of common stock, then the Cornell Warrant exercise price will be reduced to a price determined by multiplying such warrant exercise price by a fraction of which (A) the numerator is the closing sale price of the common stock on the trading day immediately preceding the record date minus the value of the dividend or distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of common stock, and (B) the denominator shall be the closing price of the common stock on the trading day immediately preceding such record date.

                In addition, the Cornell Warrants contain a “cashless exercise” provision providing that, the Cornell Warrant holder may exercise the Cornell Warrants in whole or in part and, in lieu of making the cash payment of the exercise price, elect instead to receive the number of shares that could have been purchased with what would have been the net proceeds if the Cornell Warrant holder had exercised the Cornell Warrants with a cash payment of the exercise price and then immediately sold such shares at the then-current closing price.

Item 3.02               Unregistered Sales of Equity Securities

On October 31, 2007, the Company issued the Amended and Restated Senior Secured Convertible Notes, the New Senior Secured Convertible Note, the Amended and Restated Series A Warrants, the Amended and Restated Series B Warrants, the New Series A Warrant, the New Series B Warrant and the Other New Series A Warrants described in Item 1.01 of this Current Report on Form 8-K.  The Amended and Restated Senior Secured Convertible Notes, in the principal amount of $48,776,572, and the New Senior Secured Convertible Notes, in the principal amount of $5,000,000, are convertible into 82,733,188 shares of the Company’s Common Stock, based upon an initial conversion price of $0.65 per share, which is subject to anti-dilution adjustments.  The Amended and Restated Series A Warrants, the Amended and Restated Series B Warrants, the New Series A Warrant, the New Series B Warrant and the Other New Series A Warrants entitle the holder to purchase up to 86,471,078 shares of the Company’s Common Stock for a period of seven years, at an initial exercise price of $0.65 per share, in the case of the Amended and Restated Series B Warrants and the New Series B Warrant, and $0.001 per share, in the case of the Amended and Restated Series A Warrants, the New Series A Warrant and the Other New Series A Warrants.

On October 31, 2007, the Company also issued the Amended and Restated Secured Convertible Debentures and Amended and Restated Warrants described in Item 1.01 of this Current Report on Form 8-K.  The Amended and Restated Secured Convertible Debentures, in the principal amount of $1,418,573 are convertible into 2,182,420 shares of the Company’s Common Stock, based upon an initial conversion price of $0.65 per share, which is subject to anti-dilution adjustments.  The Amended and Restated Warrants entitle the holder to purchase up to 1,500,000 shares of the Company’s Common Stock until January 12, 2011, at an initial exercise price of $0.001 per share.

The Notes, Warrants, Debentures, and Cornell Warrants were issued to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated by the Commission thereunder.

Item 8.01

Other Events

On November 1, 2007, the Company issued a press release announcing the completion of the issuance of the Notes, Warrants, Debentures and Cornell Warrants. A copy of that press release is filed as an exhibit to this Current Report on Form 8-K pursuant to Securities Act Rule 135c.

Item 9.01

Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.11	Form of Amendment Agreement dated October 31, 2007
4.12	Form of Amended and Restated Senior Secured Convertible Note dated October 31, 2007
4.13	New Senior Secured Convertible Note, dated October 31, 2007
4.14	Form of Amended and Restated Series A Warrant dated October 31, 2007
4.15	Form of Amended and Restated Series B Warrant dated October 31, 2007
4.16	Form of New Series A Warrant/ Other Series A Warrant dated October 31, 2007
4.17	Form of New Series B Warrant dated October 31, 2007
4.18	Amended and Restated Registration Rights Agreement dated October 31, 2007
4.19	Amended and Restated Security Agreement dated October 31, 2007
4.20	Amended and Restated Pledge Agreement dated October 31, 2007
4.21	Amended and Restated Barnico Guaranty dated October 31, 2007
4.22	Amendment and Exchange Agreement dated October 31, 2007
4.23	Form of Amended and Restated Secured Convertible Debenture
4.24	Form of Amended and Restated Warrant
99.1	Press Release dated November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WENTWORTH ENERGY, INC

By:	/s/ John Punzo
John Punzo, President

Date: November 6, 2007